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                                                                   EXHIBIT B-3


                             THOR INDUSTRIES, INC.
                         SECOND AMENDMENT TO AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois

Gentlemen:

     Reference is hereby made to that certain Amended and Restated Revolving Credit Agreement dated as of December 4, 1992, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of January 27, 1993 (the "Credit Agreement") and currently in effect between the undersigned, Thor Industries, Inc., a Delaware corporation (the "Borrower"), with certain of its subsidiaries as Guarantors, Bank One, Sidney, NA as a Bank and Harris Trust and Savings Bank, in its individual capacity as a Bank and as Agent. All capitalized terms used herein without definition shall have the same meaning as such terms have in the Credit Agreement.

     The Company has requested that the Banks make a certain amendment to the Credit Agreement which the Banks are willing to do under the terms and conditions hereof.

1.   AMENDMENT.

     Upon your acceptance hereof in the space provided for that purpose below, the Credit Agreement shall be and hereby is amended as follows:

     (a) The definition of "Termination Date" appearing in Section 1 shall be deleted in its entirety and there is substituted therefor the following:

     "Termination Date" means November 30, 1994."

2.   CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     (a) The Borrower and the Banks shall have executed and delivered to the Agent this Amendment.

     (b) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Banks and their counsel.

     (c) Each Guarantor shall have executed and delivered its consent in the form set forth hereafter.


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3.   REPRESENTATIONS:

     In order to induce the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Banks that as of the date hereof and as of the time that this Amendment becomes effective, each of the representations and warranties set forth in Section 3 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 3.1 shall be deemed to refer to the most recent financial statements of the Borrower and its Subsidiaries delivered to the Banks and the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment.

4.   MISCELLANEOUS.

     (a) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     (b) This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     Dated as of November 23, 1993.

                              THOR INDUSTRIES, INC.

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


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Accepted and agreed to as of the date last above written.

                              HARRIS TRUST AND SAVINGS BANK,
                              in its individual capacity as a
                              Bank and as Agent

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


                              BANK ONE, SIDNEY, NA

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


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                              CONSENT OF GUARANTORS

     The undersigned, each a Person executing and delivering a Guaranty (as defined in the hereinafter defined Agreement) to the Agent under the Original Credit Agreement, each jointly and severally hereby acknowledges prior notice of, consents to and approves the foregoing Second Amendment to Amended and Restated Revolving Credit Agreement among Thor Industries, Inc. Harris Trust and Savings Bank, Bank One, Sidney, N. A., and Harris Trust and Savings Bank, as Agent (the "Agreement"), agrees that its Guaranty shall continue in full force and effect and further agrees that the liabilities and indebtedness created or evidenced by the foregoing Credit Agreement and the other Loan Documents defined therein shall be a part of the "Obligations" as defined in the Guaranties, and further agrees and acknowledges this consent is not required under the terms of its Guaranty and that the execution hereof shall not be construed to require the undersigned's consent to any future amendment, modification, or waiver of any terms of the Agreement except as otherwise provided in said Guaranty. While each Guaranty was originally delivered in duplicate originals to Bank One, Sidney, N.A., as Agent under the Original Credit Agreement, for delivery to each Bank, each Guarantor acknowledges that each Guaranty runs in favor of each Bank under the Credit Agreement and is enforceable by each Bank individually or both Banks acting jointly.


AIRSTREAM, INC.                    CITAIR, INC.


By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


THOR INDUSTRIES OF
  PENNSYLVANIA, INC.               EBC, INC. D/B/A ELDORADO BUS


By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


DUTCHMEN MANUFACTURING, INC.  THOR INDUSTRIES WEST, INC.


By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


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NCC ACQUISITION, INC.              FOUR WINDS INTERNATIONAL
  D/B/A ELDORADO NATIONAL            CORPORATION (formerly known as
                                     Thor Acquisition Corp.)

By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


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